Federated Global Equity Fund
a portfolio of Federated World Investment Series, Inc.
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Supplement to the Prospectus Proxy Statement dated May 17, 2005

       If you have not placed your vote, time is of the essence. Voting only takes a few minutes and your participation is important. Act now to help the
        Federated Global Equity Fund (Fund) avoid additional expense.

      If you have already cast your vote by proxy you have the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Fund.
In addition, although mere attendance at the Special Meeting of the Fund on July 15, 2005, will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on the proxy, the persons named as proxies will vote the Shares represented thereby in favor of the matter set forth in Fund's Prospectus Proxy Statement dated May 17, 2005.

      On page 4 of your Prospectus Proxy Statement, please delete the seventh sentence under the section entitled, "Role of Active Management", and replace it with the following:


      "Currently, the International Equity Fund's portfolio managers are Richard Winkowski and Regina Chi."


      If you have questions about the enclosed supplement to your Prospectus Proxy Statement, call your Investment Professional or a Federated Client Service Representative. Federated's toll-free number is 1-800-341-7400.

                                                                  June 2, 2005

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Cusip 31428U 86 2
Cusip 31428U 85 4
32984 (5/05)